Exhibit 5.1

September 30, 2025

Deep Isolation Nuclear, Inc.

2001 Addison Street, Suite 300

Berkeley, CA 94704

Re:	Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission.

Ladies and Gentlemen:

We have acted as special counsel to Deep Isolation Nuclear, Inc., a Delaware corporation (the “Issuer”), in connection with the preparation of a registration statement on Form S-1 filed by the Issuer with the U.S. Securities and Exchange Commission (the “SEC”) on August 18, 2025 and a pre-effective amendment No. 1 filed with the SEC filed on September 30, 2025 (collectively, the “Registration Statement”), in each case pursuant to the Securities Act of 1933, as amended (the “Securities Act”). As set forth in the Registration Statement and in the form of prospectus contained in the Registration Statement (the “Prospectus”), the Registration Statement and the Prospectus relate to the registration under the Securities Act of the resale of an aggregate of up to 58,506,213 shares of common stock, par value $0.0001per share (the “Securities” and individually, a “Security”), of the Issuer, as follows:

(i) 11,012,387 shares of common stock issued in a private placement offering on July 23, 2023 to accredited investors (the “Private Placement Shares”) ;

(ii) 44,247,429 shares of common stock privately issued to the selling stockholders that were formerly Deep Isolation, Inc. stockholders on July 23, 2025 in connection with the closing of the reverse subsidiary merger transaction (the “Merger”) among the Issuer, Deep Isolation, Inc., and Deep Isolation Acquisition Corp. (the “Merger Shares”);

(iii) 2,166,667 shares of common stock held by the stockholders of Aspen-1 Acquisition Inc., the Issuer’s predecessor (the “Aspen Shares”);

(iv) 83,333 shares of common stock privately issued to an advisor in exchange for services rendered in connection with the Merger (the “Advisor Shares”, and together with the Private Placement Shares, the Merger Shares and the Aspen Shares, the “Common Shares”); and

(v) 996,397 shares of common stock (the “Warrant Shares”) issuable upon exercise of the warrants issued to each of the U.S. registered broker-dealers in connection with the Private Placement (such warrants being referred to herein as “Warrants”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Deep Isolation Nuclear, Inc.

September 30, 2025

As described in the Prospectus, the Registration Statement includes the registration of such 996,397 Warrant Shares as may be issued upon exercise of the Warrants.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (a) the certificate of incorporation and bylaws of the Issuer, (b) the Registration Statement and the exhibits thereto, (c) the Prospectus, (d) the Warrant Agreements and (e) such other instruments and other certificates of public officials, officers and representatives of the Issuer and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto (other than the Issuer) to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that:

1. The Common Shares have been, and when issued and paid for as required pursuant to the applicable Warrant Agreement and option grant agreement, the Warrant Shares will be validly issued, fully paid and nonassessable.

We express no opinion other than as to the Delaware General Corporation Law.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP